Exhibit 8.2

HUNTON ANDREWS KURTH LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202 TEL 214 · 468 · 3300 FAX 214 · 468 · 3599 www.huntonAK.com

September 11, 2025

Hometown Bancshares, Inc.

1033 Dodd Street

P.O. Box 145

Middlebourne, WV 26149

Re:

Federal Income Tax Opinion Issued to Hometown Bancshares, Inc. in Connection with the Merger of Hometown Bancshares, Inc. with and into First Community Bankshares, Inc., with First Community Bankshares, Inc. Surviving

Ladies and Gentlemen:

We have acted as special tax counsel to Hometown Bancshares, Inc., a West Virginia corporation (the “Company”) in connection with (A) the merger of the Company with and into First Community Bankshares, Inc., a Virginia corporation (“Purchaser”), with Purchaser continuing as the surviving corporation (the “Merger”), and (B) the preparation and filing of the Registration Statement on Form S-4 (Registration Statement No. XXX-XXXXXX) (the “Registration Statement”), which includes the proxy statement/prospectus, originally filed with the U.S. Securities and Exchange Commission on September 11, 2025.

The Merger shall be in accordance with and pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 19, 2025, by and between Purchaser and the Company (the “Merger Agreement”). Pursuant to the requirements of Section 6.1(f) of the Merger Agreement and in connection with filing the Registration Statement, you have asked us to render an opinion that the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON

LOS ANGELES   MIAMI   NEW YORK   RICHMOND   SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, DC

www.Hunton.com

Hometown Bancshares, Inc.

September 11, 2025

A.	Documents Reviewed

In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

 1.        the Merger Agreement;

 2.        the representation letters of Purchaser and the Company, delivered to us on or about September 11, 2025, with respect to various factual representations and certifications (collectively, the “Representation Letters”);

 3.        the Registration Statement; and

 4.        such other documents as we have deemed necessary or appropriate for purposes of this letter.

B.	Representations

In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Representation Letters.

C.	Assumptions

In connection with the opinions rendered below, we have assumed that:

1.        all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2.         the Merger and the other transactions specified in the Merger Agreement have been and will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof;

3.         the Merger will be reported by Purchaser and the Company on their respective income tax returns in a manner consistent with the opinions set forth below; and

4.         the Representation Letters are true and accurate in all material respects as of the Effective Time of the Merger.

Hometown Bancshares, Inc.

September 11, 2025

D.	Opinions

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Representation Letters as of the date hereof and as of the date of the Effective Time of the Merger and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that (1) the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (2) the statements regarding the U.S. federal income tax consequences set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” insofar as they constitute statements of law or legal conclusions, accurately describe the material U.S. federal income tax consequences of the Merger.

E.	Limitations

1.       Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the U.S. Department of the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

2.        The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Representation Letters. To the extent that any of the factual representations provided to us in the Representation Letters are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Representation Letters or the Merger Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by Purchaser or the Company) could adversely affect the opinions stated herein.

Hometown Bancshares, Inc.

September 11, 2025

3.        No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this letter may not be relied upon except with respect to the consequences specifically discussed herein. These opinions do not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

4.       This letter is issued to you solely for the benefit of the Company in connection with the Merger and the filing of the Registration Statement and no other person or entity may rely hereon without our express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name and to the reference to this opinion under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement and elsewhere in the proxy statement/prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Hunton Andrews Kurth LLP Hunton Andrews Kurth LLP